Exhibit 5.f

To:

Crown European Holdings

Le Colisee I

Rue Fructidor

75830 Paris Cedex 17

France

ZP France

Société de Participations CarnaudMetalbox

Astra Plastique S.A.S.

Polyflex

La Francaise de Développement de la Boîte Boissons

Crown Cork Company France SA

Crown Developpement SNC

67 rue Arago

93400 – Saint Ouen

France

To:	Dechert LLP 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, PA 19103

Paris, September 3, 2003

Dear Sirs,

Re.    Registration Statement of Form S-4 Registrations n°733-105552.

We have acted as special French legal advisers to Crown European Holdings (the “Company”) and the other Opinion Parties (as defined below) in France in connection with the filing of the Registration Statement on Form S-4 originally filed by the Company and its co-registrants (the “Guarantors”) on May 23, 2003, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the “Securities Act”), as amended from time to time, (the “Registration Statement”) and the Trust Indenture Act of 1939, as amended, relating to the proposed issuance of (a) an aggregate of

(i)	$ 1,085,000,000 principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011 (the “New Dollars Second Priority Notes”),

(ii)	€ 285,000,000 principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011 (the “New Euro Second Priority Notes”), and

(iii)	$ 725,000,000 principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013 (the “New Third Priority Notes”, and, with the New

Dollars Second Priority Notes and the New Euro Second Priority Notes, the “New Notes”),

and (b) guarantees of the New Notes (the “New Guarantees”) by the Guarantors.

The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indentures filed as Exhibit 4.m and Exhibit 4.p to the Registration Statement (the “Indentures”), between the Company, the Guarantors and Wells Fargo Bank Minnesota National Association, as trustee. Upon the Registration Statement becoming effective under the Securities Act, the Company and the Guarantors will offer to exchange (a) up to:

(i)	$ 1,085,000,000 principal amount of 9½% Second Priority Senior Secured Notes due 2011 issued and sold on February 26, 2003 (the “Old Dollars Second Priority Notes”), for the New Dollars Second Priority Notes,

(ii)	€ 285,000,000 principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011 issued and sold on February 26, 2003 (the “Old Euro Second Priority Notes”), for the New Euro Second Priority Notes,

(iii)	$ 725,000,000 principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013 issued and sold on February 26, 2003 (the “Old Third Priority Notes”), for the New Third Priority Notes,

together, the “Old Notes” (and with the New Notes, the “Notes”) and (b) the New Guarantees by the Guarantors.

1.  Definitions.

For the purposes of this opinion, the following terms have the meaning set forth below:

“Corporate Documents” refers to (i) the Corporate Data listed in Schedule 3 hereto and (ii) the Corporate Approvals listed in Schedule 4 hereto.

“Opinion Parties” means, in relation with such Transaction Documents they are a party to, the Company and other French parties (as listed in Schedule 1) to the Transaction Documents, and “Opinion Party” means any of the Opinion Parties.

“Transaction Documents” refers to the documents listed in Schedule 2 hereto.

2.  Documents reviewed

For the purposes of this opinion we have examined the following documents:

(a)	an executed copy of the Transaction Documents;

(b)	the Corporate Documents;

(c)	the Registration Statement.

3.    Assumptions

In rendering this opinion, we have assumed:

(a)	Genuineness: that all the Corporate Documents submitted to us as originals are authentic and complete and all signatures are genuine;

(b)	Authenticity: that all the Corporate Documents supplied to us as photocopies or facsimile transmitted copies or other copies conform to the originals and such originals are authentic and complete;

(c)	Due Execution: that the Transaction Documents and any corporate information or other documents (including without limitation, powers of attorney, constitutional documents, signature specimens, and any board or shareholder resolutions) (i) have been duly executed, authorized and delivered on behalf of all parties thereto (other than the Opinion Parties) by duly authorized persons and in accordance with all applicable laws and (ii) have been freely executed and delivered on behalf of all parties thereto;

(d)	Accuracy of Corporate Data: that the information contained in the Corporate Documents were accurate on, and have not been altered since the date as of which the relevant document is expressed to have been drawn up or issued;

(e)	Corporate Approvals: that the Corporate Approvals have not been amended or revoked and are still in full force and effect;

(f)	Transaction Documents: that all signatures on the Transaction Documents are genuine, that all copies, facsimile copies or specimen documents examined by us conform to the originals thereof, and that the Transaction Documents as submitted to us for the purpose of this letter of opinion (whether in the form of an original, a copy or a facsimile copy) are complete;

(g)	Arms’ Length: (a) that the New Guarantees (i) have been executed by the Opinion Parties in good faith and set forth provisions at arms’ length conditions and (ii) have been executed in the corporate interest of each of the Opinion Parties, respectively, and (b) that in particular, the New Guarantees do not exceed the respective financial capacity of each of the concerned Opinion Parties; and

(h)	Non-Bankrutpcy: that no order or petition for the redressement judiciaire or liquidation judiciaire has been made for any of the Opinion Parties since the date the relevant Corporate Data was issued.

This letter of opinion (and any rights or liability deriving from the rendering thereof) shall be governed by, and construed in accordance with, French law, and be submitted to courts having jurisdiction in the Republic of France. In this letter of opinion, references to French law or to the laws of France are to be read as references to the laws and regulations of the Republic of France in full force and effect on the date hereof, as interpreted by the Cour de cassation and the Conseil d’Etat (being the supreme courts of the French judiciary and administrative court systems respectively) in their decisions published in a prime legal publication as of the date hereof. No opinion is expressed or implied as to the laws of any other territory. We have made no independent investigation of factual matters.

4.  Opinion

Based upon the foregoing and subject to the reservations set out below, we are of the opinion that:

(a)	the Opinion Parties have been duly organized and are validly existing under the laws of France and have the corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party;

(b)	the execution, delivery and performance of the New Guarantees issued by the Opinion Parties have been duly authorized by such Opinion Parties.

5.  Reservation

We express no opinion as to any agreement, note or other document other than as specified in this letter. This opinion is limited to the matters set forth herein and no opinion may be inferred or implied beyond the matters expressly stated in this opinion. Thus, we express no opinion as to the enforceability of any of the Transaction Documents and the choice of law made to govern any of them.

We assume no obligation to advise the persons to whom it is addressed of any matters occurring after the date hereof.

This opinion is being rendered for the benefit of the persons to whom it is addressed.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours faithfully

JeantetAssociés

The Schedules

Following is a list of the names of certain parties mentioned in the Schedules, together with the designations used herein.

Abbreviations:
CIH	Crown International Holdings, Inc.
COIC	Crown Overseas Investments Corporation
CD SNC	Crown Developpement SNC
CEH	Crown European Holdings
CCSF	Crown Cork & Seal Finance SA
SPC	Société de Participations CarnaudMetalBox
CCCF	Crown Cork Company France SA
ZP France	ZP France
Astra Plastique	Astra Plastique S.A.S.
CM Finance	CarnaudMetalbox Finance SA
Polyflex	Polyflex
Sofreb	La Francaise de Développement de la Boîte Boissons
Butimove	Butimove SARL
Eole	EOLE SA
CCT	Carnaud Cofem Terradou SA
PPI	PP Industries SA
CMB NV	CarnaudMetalbox NV
Crown Americas	Crown Cork & Seal Americas, Inc.
Crown Finance plc	Crown Cork & Seal Finance PLC
Germany LLC	Crown Deutschland Investments LLC
Canada LLC	Crown Canada Investments LLC
Euro Collateral Agent	Citicorp Trustee Company Limited

Schedules

 #

1)	Opinion Parties

2)	Transaction Documents

3)	Corporate Data

4)	Corporate Approvals

Schedule 1—The Opinion Parties

1.	CEH

2.	CD SNC

3.	SPC

4.	CCSF

5.	Astra Plastique

6.	ZP France

7.	Polyflex

8.	CCCF

9.	Sofreb

Schedule 2—Transaction Documents

	Document	Parties/Signatories
CEH
1.	Second Priority Notes Indenture	CEH/ guarantors named in Schedule II of the Purchase Agreement/ Wells Fargo Bank Minnesota, National Association (as trustee)

2.	Third Priority Notes Indenture	CEH/ guarantors named in Schedule II of the Purchase Agreement/ Wells Fargo Bank Minnesota, National Association(as trustee)

3.	Purchase Agreement	CEH / Crown Cork & Seal Company, Inc. / other Guarantors named in Schedule II of the Purchase Agreement / the Representatives of the several Initial Purchasers

4.	Second Priority Notes Registration Rights Agreement	CEH / the Representatives of the several Initial Purchasers / Guarantors

5.	Third Priority Notes Registration Rights Agreement	CEH / the Representatives of the several Initial Purchasers / Guarantors

6.	Second Priority Note Guarantees	Guarantors named in Schedule II of the Purchase Agreement

7.	Third Priority Note Guarantees	Guarantors named in Schedule II of the Purchase Agreement

Schedule 3—The Corporate Data

Document
CD SNC

1.	Original certificate of incorporation of CD SNC dated 25 July 2003 (“K-bis”)

2.	Certified copy of the articles of incorporation of CD SNC updated on 30 Nov. 2001 (“Statuts”)

3.	Original certificate of Incumbency dated 1 Aug. 2003 (“Certificat de Non-Faillite”)

4.	Original status of liens and privileges delivered on 5 Aug. 2003 (“Etat des Inscriptions et Privilèges”)

CEH

5.	Original certificate of incorporation of CEH dated 23 July 2003 (“K-bis”)

6.	Certified copy of the articles of incorporation of CEH updated on 15 Feb. 2003 (“Statuts”)

7.	Original certificate of Incumbency dated 1 Aug. 2003 (“Certificat de Non-Faillite”)

8.	Original status of liens and privileges delivered on 5 Aug. 2003 (“Etat des Inscriptions et Privilèges”)

SPC

9.	Original certificate of incorporation of SPC dated 24 July 2003 (“K-bis”)

10.	Certified copy of the articles of incorporation of SPC updated on 10 June 2002 (“Statuts”)

11.	Original certificate of Incumbency dated 1 Aug. 2003 (“Certificat de Non-Faillite”)

12.	Original status of liens and privileges delivered on 5 Aug. 2003 (“Etat des Inscriptions et Privilèges”)

CCCF

13.	Original certificate of incorporation of CCCF dated 12 Feb. 2003 (“K-bis”)

14.	Certified copy of the articles of incorporation of CCCF updated on 11 June 2002 (“Statuts”)

15.	Original certificate of Incumbency dated 1 Aug. 2003 (“Certificat de Non-Faillite”)

16.	Original status of liens and privileges delivered on 7 Feb. 2003 (“Etat des Inscriptions et Privilèges”)

ZP France

17.	Original certificate of incorporation of ZP France dated 25 July 2003 (“K-bis”)

18.	Certified copy of the articles of incorporation of ZP France updated on 21 June 2002 (“Statuts”)

19.	Original certificate of Incumbency dated 28 July 2003 (“Certificat de Non-Faillite”)

20.	Certified copy of the Status of liens and privileges delivered on 5 Aug. 2003 (“Etat des Inscriptions et Privilèges”)

Document Astra Plastique
21.	Original certificate of incorporation of Astra Plastique dated 17 Feb. 2003 (“K-bis”)

22.	Certified copy of the articles of incorporation of Astra Plastique updated on 25 June 2002 (“Statuts”)

23.	Original certificate of Incumbency dated 17 Feb. 2003 (“Certificat de Non-Faillite”)

24.	Certified copy of the Status of liens and privileges dated 24 Feb. 2003 (“Etat des Inscriptions et Privilèges”)

Polyflex

25.	Original certificate of incorporation of Polyflex dated 25 July 2003 (“K-bis”)

26.	Certified copy of the articles of incorporation of Polyflex updated on 11 June 2002 (“Statuts”)

27.	Original certificate of Incumbency dated 17 Feb. 2003 (“Certificat de Non-Faillite”)

28.	Certified copy of the Status of liens and privileges updated on 25 July 2003 (“Etat des Inscriptions et Privilèges”)
Sofreb

29.	Original certificate of incorporation of Sofreb dated 28 July 2003 (“K-bis”)

30.	Certified copy of the articles of incorporation of Sofreb updated on 11 June 2002 (“Statuts”)

31.	Certified copy of the certificate of Incumbency dated 28 July 2003 (“Certificat de Non-Faillite”)

32.	Certified copy of the Status of liens and privileges updated on 25 July 2003 (“Etat des Inscriptions et Privilèges”)

Schedule 4—The Corporate Approvals

Document
CD SNC

1.	Original copy of the minutes of the shareholders’ meeting of CD SNC dated 15 February 2003
CNB/CEH

2.	Certified copy of the minutes of the shareholders’ meeting of CMB dated 15 February 2003

3.	Original copy of the minutes of the meeting of the board of directors of Crown European Holdings S.A. dated 31 January 2003 and 17 February 2003
SPC

4.	Original copy of the minutes of the meeting of the board of directors of SPC dated 17 February 2003
CCCF

5.	Original copy of the minutes of the meeting of the board of directors of CCCF dated 24 February 2003
ZP France

6.	Original copy of the minutes of the meeting of the board of directors of ZP France dated 25 February 2003
Astra Plastique

7.	Original copy of the minutes of the meeting of the conseil de direction of Astra Plastique dated 25 February 2003
Polyflex

8.	Certified copy of the minutes of the meeting of the board of directors of Polyflex dated 25 February 2003
Sofreb

9.	Original copy of the minutes of the meeting of the board of directors of Sofreb dated 24 February 2003